EXHIBIT  3

                               SECRETARY OF STATE

                                     (SEAL)

                                 STATE OF NEVADA

                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that HENLEY VENTURES INC. did on JANUARY 3, 2001 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of Nevada, and further, that said Articles contain all the provisions by the laws of said State of Nevada.


                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on JANUARY 4, 2001.

                              /s/  "Dean  Heller"

                              Secretary  of  State

                              By  /s/  "Angle  Clark"
      (SEAL  IMPRINTED)
                              Certification  Clerk